Exhibit (a)(2)(iii)

023Y0E Proxy - Multiple Voting Shares - Special Meeting to be held on October 27, 2025 This proxy is solicited by and on behalf of management of TELUS International (Cda) Inc. (“TELUS Digital”). .. MULTIPLE VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call. To Receive Documents Electronically - You can enroll to receive future securityholder communications electronically after you vote using the internet. If you don’t vote online, you can still enroll for this service. Follow the instructions below. To vote by telephone or the internet, you will need to provide your CONTROL NUMBER listed below. If you vote by telephone or the internet, DO NOT mail back this proxy. Proxies submitted must be received by 9:00 a.m. (PT), on October 23, 2025. If the meeting is postponed or adjourned, proxies submitted must be received by 9:00 a.m. (PT) on the second-last business day before the reconvened meeting date. .. CONTROL NUMBER 1. As a holder, you have the right to appoint some other person of your choice, who need not be a shareholder, to attend and act on your behalf at the meeting, or any adjournment or postponement thereof. If you wish to appoint a person other than the persons whose names are printed on this proxy (see reverse), please insert the name of your chosen proxyholder in the space provided (see reverse) and return your proxy by mail or vote by internet at www.investorvote.com. In addition, YOU MUST go to www.computershare.com/TELUSDigital by 9:00 a.m. (PT) on October 23, 2025 and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a username via email. This username will allow your proxyholder to log in and vote at the meeting. Without a username, your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. 2. If the multiple voting shares are registered in the name of more than one owner (for example, joint owners, trustees, executors, etc.), then all registered owners should sign this form. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign the proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. 3. If you are voting by mail or delivery, the proxy should be signed in the exact manner as the name appears on the proxy. If the proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder. 4. The multiple voting shares represented by this proxy will be voted as directed by you, however, if you do not give specific direction in respect of any matter, this proxy will be voted as recommended by management. 5. This proxy confers discretion on the proxyholder with respect to amendments to matters identified in the Notice of Special Meeting and other matters that may properly come before the meeting, or any adjournment or postponement thereof, in each instance to the extent permitted by law, whether or not the amendment or other matter that comes before the meeting is routine and whether or not the amendment or other matter that comes before the meeting is contested. Where no choice is specified or where both choices are specified in respect of any matter, the multiple voting shares shall be voted FOR the matter listed in item 1 on the reverse. 6. This proxy should be read in conjunction with the accompanying TELUS Digital Notice of Special Meeting of Shareholders and Management Information Circular. Notes to proxy Fold Fold • Call the number listed BELOW from a touch tone telephone. • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com. • You can attend the meeting virtually by visiting https://meetings.lumiconnect.com/400-570-171-578. • For further information on the virtual meeting and how to attend, please view the management information circular available on www.envisionreports.com/telusdigital2025special. 320 Bay Street, 14th Floor Toronto, ON M5H 4A6 www.computershare.com To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically To Virtually Attend the Meeting MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9 Security Class 123 C1234567890 XXX Holder Account Number CPUQC01.E.INT/000001/i1234 12345 12345 12345 1-866-732-VOTE (8683) Toll Free

385600 .. AR0 023Y1D Appointment of Proxyholder Print the name of the person you are appointing if this person is someone other than Messrs. Macdonnell or Blair, I/We being holder(s) of TELUS Digital multiple voting shares hereby appoint: Jason Macdonnell, Acting Chief Executive Officer or, failing him, Josh Blair, Lead Director of the Board, OR as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the special meeting of TELUS Digital to be held via live audio webcast online at https://meetings.lumiconnect.com/400-570-171-578, on October 27, 2025 at 9:00 a.m. (PT), and at any adjournment or postponement thereof (the “Meeting”), to the extent permitted by law. MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. Authorized Signature(s) - This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by management. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. Fold Fold NOTE: If you are appointing a proxyholder other than Messrs. Macdonnell or Blair, you must return your proxy by mail or vote by internet at www.investorvote.com. In addition, YOU MUST go to www.computershare.com/TELUSDigital by 9:00 a.m. (PT) on October 23, 2025 and provide Computershare with the required information for your proxyholder so that Computershare may provide the proxyholder with a username via email. This username will allow your proxyholder to log in and vote at the meeting. Without a username your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. 1. Arrangement Resolution Approve the plan of arrangement (the “Arrangement”) involving TELUS Digital and TELUS Corporation (the “Purchaser” or “TELUS”) under section 288 of the Business Corporations Act (British Columbia) (“BCBCA”), all as more particularly described in the management information circular dated September 17, 2025. For Against DD / MM / YY Signature(s) Date Signing Capacity MR SAM SAMPLE 123 C1234567890 XXX ULKQ XXXX 999999999999